SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                December 5, 1996
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

                    33-13760-LA                         87-0444770

             (Commission File Number)                  (IRS Employer
                                                     Identification Number)


       2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (504) 293-1100

ITEM 2.           ACQUISITION OF ASSETS

     On December 5, 1996, GulfWest Permian Company, a wholly owned subsidiary of Gulf West Oil Company (collectively, the "Company"), purchased substantially all of the working interests in four of the five oil fields it agreed to purchase from Pharaoh Oil & Gas, Inc., Taylor Link Operating Co. and Gary O. Bolen, Individually and d/b/a Badger Oil Company (collectively, "Pharaoh"), pursuant to a Purchase and Sale Agreement dated November 6, 1996 with an Addendum dated December 5, 1996 (the "Agreement"). The five oil fields are located on approximately 5,000 acres in Pecos, Howard, Sterling and Lynn Counties, Texas and have estimated proved reserves totaling 3.1 million barrels of oil.

     This purchase represents the second phase of the company's expansion into the West Texas area, following a $3.1 million acquisition which was completed in October 1996. With the addition of these properties, the company's total proved reserves will have increased from 1.6 million to 6 million barrels of oil equivalent (BOE) since the end of 1995.

     The four fields were acquired for a purchase price of $7,654,000.00 and the purchase of the fifth field, which is scheduled for closing no later than March 31, 1997, will bring the total purchase price for the five field acquisition to $11 million. Terms of the purchase include $150,000.00 cash at closing and the balance financed by the seller in the form of two term notes:

     1) A promissory note in the principal amount of $5.9 million, together with interest thereon at a variable rate of interest equal to the Prime Rate of the Texas Commerce Bank National Association of Midland, Texas plus 1.5% per annum. The note is due and payable in thirty six (36) monthly installments with the first thirty five (35) in the amount of $49,249.05, plus accrued interest and the final installment in the amount of the unpaid balance plus accrued and unpaid interest due on or before December 22, 1999, unless otherwise extended. The properties are encumbered by a first mortgage held by the Texas Commerce Bank, who has agreed to release the mortgage upon receipt of $5.9 million in principal, plus accrued interest.

     2) A promissory note in the principal amount of $1,604,000.00 without interest, payable in four installments as follows:

     a) First installment of $250,000.00 due and payable on or before December 20, 1996.

     b) Second installment of $141,000.00 due and payable on or before January 20, 1997.

     c) Third installment of $281,000.00 due and payable on or before February 10, 1997.

     d) Balance of principal of $932,000.00 due and payable on or before March 31, 1997, unless extended as provided for therein.

     The seller has an option up to the close of business at March 31, 1997 to accept up to $1 million in the Company's Common Stock as a principal reduction on the note due that date. The Company currently plans to obtain the funds to meet the financing commitment through a public offering of its Common Stock during the first quarter of 1997.

     Management of the Company negotiated the purchase price based upon an independent third party engineering report on the properties.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired

     It is impracticable to provide the required financial statements at this time. Such statements will be filed under cover of Form 8 no later than February 18, 1997.

     (b) Pro Forma Financial Information

     Pro forma information will also be filed under cover of Form 8 no later than February 18,1997.

     c) Exhibits

     2.1 Purchase and Sale Agreement between Pharaoh, as Seller, and WestCo Producing Company, as Purchaser, dated November 6, 1996.

     2.2 Addendum of Purchase and sale Agreement by and between Pharaoh and WestCo Producing Company, dated December 5, 1996.

     2.3 Assignment of Purchase and Sale Agreement by and between Pharaoh, GulfWest Permian Company and WestCo Producing Company, dated December 5, 1996.

     2.4 Form of Assignment and Bill of Sale by and between Pharaoh as Assignor and GulfWest Permian Company as Assignee.

     4.1 Term Note in the amount of $5,900,000.00 payable to the order of Pharaoh Oil and Gas, Inc. and executed by GulfWest Permian Company, dated December 5, 1996.

     4.2 Term note in the amount of $1,604,000.00 payable to the order of Pharaoh Oil and Gas, Inc. and executed by GulfWest Permian Company, dated December 5, 1996.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GULFWEST OIL COMPANY



Date:   December 17, 1996               By: /s/Jim C. Bigham
                                           Jim C. Bigham
                                           Executive Vice President\Secretary

EXHIBIT 2.1


                          PURCHASE AND SALE AGREEMENT

                                                             November 6, 1996

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of the 6th day of November, 1996, between PHARAOH OIL & GAS, INC., TAYLOR LINK OPERATING CO., Texas corporations, with offices at 1801 West Texas Avenue,
Midland, Texas 79701, and GARY O. BOLEN, Individually and d/b/a BADGER OIL COMPANY, with offices at 1801 West Texas Avenue, Midland, Texas 79701, herein collectively referred to as "SELLER" and WESTCO PRODUCING COMPANY, a Texas corporation, with offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, herein referred to as "PURCHASER", with SELLER and PURCHASER being sometimes collectively referred to hereafter as the "PARTIES" or individually as a "PARTY".

                                    RECITALS:

          A. SELLER owns the Properties described and defined in Exhibit "A" (attached hereto and hereinafter referred to as the "Properties").

          B. The Parties hereto have agreed that subject to the exclusions and conditions set forth herein and in the Assignment, and upon approval by the Board of Directors of the Parties, SELLER shall sell and convey, and PURCHASER shall purchase and accept, all of SELLER's right, title and interest in and to the Properties. WITNESSETH:

          IN CONSIDERATION OF the covenants, obligations, and agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, for themselves and their respective heirs, successors and assigns, covenant, and agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF INTERESTS

     Section 1.01. Agreement to Sell; Purchase Price. Subject to the terms and conditions of this Agreement, SELLER shall sell and convey, and PURCHASER shall purchase and accept all of SELLER's interests in and to the oil, gas and mineral leases, wells, and equipment related to as set out and described in Exhibit "A", for a total Purchase Price of ELEVEN MILLION DOLLARS ($11,000,000) (hereinafter the "Purchase Price"), payable by PURCHASER in the manner and subject to the conditions described in Section 1.03. All references herein to "$" or "dollars" shall be to United States currency. Said Purchase Price is contingent upon gross actual production from the properties averaged for the 30- day period prior to 7:00 a.m. CST on March 31, 1997, being no less than 760 BBLs of oil per day (the "Production Quota") reflected in the Reserve report attached hereto as Exhibit "F".

     Section 1.02. Performance Deposit. As evidence of good faith, PURCHASER agrees to deposit with SELLER a cash performance deposit of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) ("Performance Deposit") payable in installments of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) upon execution of this agreement and the remaining FIFTY THOUSAND DOLLARS ($50,000.00) on November 15, 1996.The Performance Deposit is non-refundable except as specifically provided for herein, and, if refunded, shall be without interest.

     In the event PURCHASER fails, refuses, or is unable for any reason to close the sale in accordance with the terms and conditions of this Agreement, or a material breach of this Agreement by SELLER causes the sale not to close, or the PURCHASER is otherwise expressly excused from performance under the terms and conditions herein, the amount of the Performance Deposit shall be, at the option of Purchaser, refunded or applied to the unpaid principal balance of PURCHASER's promissory note to SELLER dated the 10th day of October, 1996 in the principal amount of $1,500,000.00, due and payable on or before October 22, 1999 (the "Vaughn Note") which represents the balance of the purchase price for the Vaughn Properties assigned to Purchaser on October 10, 1996. If closing occurs, the amount of the Performance Deposit shall be applied to the purchase price without credit for interest.

     Section 1.03. Payment of Purchase Price. Subject to the terms and conditions of this Agreement, at the closing for the Properties, PURCHASER shall pay to SELLER the Purchase Price for the Properties as follows:

     (1) Purchaser shall execute an unsecured promissory note in the principal amount of Eight Million and No/100 Dollars ($8,000,000.00) (the "First Note") due and payable on or before October 22, 1999. Purchaser shall make monthly installments on this note commencing on the 22nd day of January, 1997 in an amount which equals the monthly payments which Seller pays on the $8,000,000.00 of the existing loan with the Midland Texas Commerce Bank ("Pre- Existing
Indebtedness") which loan is secured by the Oil and Gas Interest conveyed herein. The First Note shall be due and payable on the same terms and conditions as the Pre-Existing Indebtedness, and Sellers agree to use their best efforts to extend the Pre Existing Indebtedness.

     (2) PURCHASER shall give a second promissory note in the principal amount of $2,850,000.00 without interest payable on or before March 31, 1997, payable in four (4) installments with the first installment of $250,000.00 of principal, and no interest, due and payable on December 15, 1996 and the second installment of $250,000.00 of principal and no interest, due and payable on or before January 20, 1997 and the third installment of $500,000.00 of principal and no interest, due and payable on or before February 10, 1997, and the balance of principal due on or before March 31, 1997 (the "Second Note") unless extended as otherwise provided for herein, provided PURCHASER shall be permitted to offset against the Principal Balance of the Second Note and the First Note respectively the sum of $14,474.00 per BBL of oil per day deficiency from the agreed upon "Production Quota". This offset and the Deficiency in the Production Quota shall be determined as of 7:00 o'clock a.m. CST on March 31, 1996. In an effort to obtain this Production Quota, Seller agrees to provide and make available its personnel and equipment and to put forth its best efforts toward the enhancement of the Properties as of November 6, 1996.

     At Seller's option, Seller shall have the right to accept Rule 144 Restricted Common Stock in Gulf West Oil Company common stock which value equals the sum of One Million and 00/100 Dollars ($1,000,000.00) as a principal reduction on the Second Note. Seller agrees the value of the stock (the "Stock Value") shall be based upon the greater of (i) $4.25 per share or (ii) seventy (70%) of the NASDAQ Bid Price at the close of business on March 30, 1997. This option shall be valid until the close of business March 30, 1997.

     Purchaser shall be permitted to extend the maturity date of this note an additional 90 days provided it notifies Seller in writing of its intent to extend the maturity date on or before March 30, 1997.

     Purchaser agrees it will repurchase the GulfWest Oil Company stock paid in lieu of cash on the Second Note one year from the date Seller accepted the stock payment on the Second Note. Purchaser agrees to pay the Stock Value for the stock at closing.

     Section 1.04. Conveyance of Title. The Properties shall be assigned and conveyed by SELLER to PURCHASER on the closing date by delivery of the assignment in the form of Exhibit B attached hereto (the "Assignment"), incorporated herein by this reference, which assignment shall be dated effective as of the 1st day of December, 1996 (the "Effective Date").

     Section 1.05. Ownership of Properties. SELLER shall be entitled to all of the respective rights of ownership of the Properties (and shall be subject to the duties and liabilities of such ownership) attributable to the Properties and attributable to periods of time prior to the Closing Date. PURCHASER shall be entitled to all of the rights of ownership of the Properties (and shall be subject to the duties and liabilities of such ownership) attributable to the Properties and attributable to periods of time from and after the Closing Date, including oil in the tanks at 7:00 a.m. local time on the Closing Date.

                                   ARTICLE II
                                  TITLE MATTERS

     Section 2.01. Assignment of Properties. The Assignment shall be made and evidenced by delivery to PURCHASER of duly executed and acknowledged counterpart Assignments. Except as provided for herein, the title to the interest in and to the oil and gas leases and the wells thereon described on the Exhibit "A" is to be conveyed by SELLER, its heirs, successors and assigns with warranty of title and special warranty covenants, and indemnities expressly agreed to as set forth herein, unto PURCHASER, its successors and assigns, against all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under it, but not otherwise. The working interest to be conveyed shall not be greater than nor the Net Revenue Interest to be conveyed less than as described in Exhibit "A" attached hereto. If differences exist, in the interest conveyed, Purchaser shall have the option to either (i) terminate the acquisition prior to Closing; (ii) adjust the Purchase Price proportionally based upon Total Barrels of Proved Reserves set out in Exhibit "F" applicable to the Net Revenue Interest to be conveyed on or after Closing (iii) reduce the Purchase Price by the amount spent by Purchaser in acquiring the additional interest from a third party to meet the Net Revenue Interest to be conveyed hereunder on or after Closing and (iv) at the request of Purchaser on or after Closing, Seller shall convey to Purchaser all or a portion of its overriding royalty interests in and to the Properties, not included in the Net Revenue Interest reflected in Exhibit "A" to meet said Net Revenue Interests to be conveyed herein.

     Section 2.02. Assignment of Personal Property. The sale of the Personal Property (as such term is defined in the Assignment) is made on an "AS IS, WHERE IS" basis without any warranty, except to the special warranties, covenants, representations expressly agreed to by SELLER and PURCHASER herein, and SELLER makes no warranties or representations, express or implied, with respect to (i) origin, quantity, quality, condition, merchantability, fitness for any particular purpose, safety of equipment, and (ii) the quantity, value or existence of reserves of oil, gas or other minerals producible or recoverable from the lands, or conditions on the lands and related fixtures and improvements.


     Section 2.03. Indemnity.

     (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set out below:

     (i) "Claims" means any and all claims, costs, and expenses of any nature whatever, including without limitation on the generality of the foregoing, any and all pending, asserted, threatened, and/or final claims, demands, suits or actions (including without limitation any and all state, federal, and/or municipal arbitral, administrative damage, injunctive, declaratory judgment, and/or other suits, hearings, and/or actions, and any appeals therefrom, and any rehearings, trials de nova, and/or new trials in whole or in part thereof), judgments, orders, rulings, decrees, awards, costs, expenses, attorneys' fees, court costs, costs and fees of witnesses of any type, costs of investigation, settlements, causes of action, costs of discovery and depositions, costs of any bonds (to the extent required under applicable rules and law governing the filing and/or appeal of any suit or action, or to the extent necessary to release a lien or garnishment on, or sequestration or, any property), and any civil and/or criminal penalties or assessments.

     (ii) "Covered Events" means any and all Claims which arise out of or in connection with, or are occasioned by, directly or indirectly, (a) the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold under this Agreement, (b) any injuries to persons or damages to or loss of property in connection with the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold under this Agreement, (c) the violation or non-compliance with any applicable laws, rules, orders, and/or regulations (including without limitation, those relating to the environment) relating to the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold hereunder, and/or (d) the breach by any Party of the covenants, obligations, and/or warranties of such Party under this Agreement or the documents and instruments required to be delivered upon the Closing(s), or under the Leases, unit agreements, operating agreements, permits, easement, rights of way, licenses, surface leases, gas contracts, processing agreements, and other Contracts and agreements to which all or any part of the Properties may be subject or to which such Party may be bound.

     (b) Indemnity by PURCHASER. PURCHASER covenants and agrees to, and shall, indemnify, defend, and hold SELLER (and its successors, assigns, attorneys, representatives, agents, officers, and employees) harmless from and against any and all Covered Events arising after the Closing Date. For purposes of the preceding sentence, a Covered Event "arises" on the date when the first fact, condition, conduct, act, or omission constituting the basis for such covered Event occurred or took place, rather than on the date on which a Claim respecting such Covered Event was asserted or became payable.

     Section 2.04. Indemnity by SELLER. SELLER covenants and agrees to, and shall, indemnify, defend, and hold PURCHASER (and its successors, assigns, attorneys, representatives, agents, officers, and employees) harmless from and against any and all Covered Events arising before the Closing Date. For purposes of the preceding sentence, a Covered Event "arises" on the date when the first fact, condition, conduct, act, or omission constituting the basis for such Covered Event occurred or took place, rather than upon the date on which a Claim respecting such Covered Event was asserted or became payable.

     Section 2.05. Liens and Encumbrances. As of the date hereof and the Closing Date, SELLER represents that the Properties are free and clear of all liens, encumbrances, and defects, except those liens, encumbrances and defects described on Exhibit E ("Permitted Encumbrances") and to which PURCHASER agrees.

     Section 2.06. Preferential Rights. Without hereby limiting the conditions in this Agreement or other provisions hereof, SELLER shall obtain and deliver to PURCHASER 15 days before the Closing Date, waivers of all preferential rights to purchase all or any part of the Properties and any consent of third parties necessary to complete the contemplated transfer of the Properties.

     Section 2.07. Title Defects. As a condition to PURCHASER's obligations to purchase under this Agreement, title to the Properties shall as of the Closing Date be good and marketable, and free and clear of any and all title defects, mortgages, liens, security interests, encumbrances, encroachments, claims or requirements prior to the Closing Date ("title defects"). If a title defect cannot be cured, within 30 days, to the satisfaction of the PURCHASER, the Performance Deposit will be returned to the PURCHASER, or applied to the Vaughn Note.

                                   ARTICLE III

                         ACCESS TO DATA AND INFORMATION

     Section 3.01. Access of PURCHASER. As a public company, PURCHASER has a reporting requirement to the Securities and Exchange Commission ("SEC") based upon the accounting data for the properties for the three (3) calendar years prior to the purchase. Upon the request of Purchaser, Seller shall provide Purchaser this required information on or after the Closing. SELLER shall continue to provide PURCHASER full access to SELLER's books, records, files, and other pertinent data relating to the Properties, including the aforementioned accounting data, and shall make available to PURCHASER all documents, data, and information whatsoever relating to the Properties, including, without limitation, all books, records, files, reports, studies, logs, summaries, and other data and information in the possession of SELLER. To the extent SELLER does not have possession of any of the documents, instruments, data, or information needed by PURCHASER, SELLER shall expend best efforts to obtain same from any operator or other person(s) in possession thereof.

     Section 3.02. Third Party Reserve Report. The PURCHASER is required to have a third party engineering and evaluation report prepared using S.E.C. guidelines. It is necessary as a condition of closing that this report reflects the proved reserves, Net Revenue Interest, and economic value as set forth in Exhibit "F", which report must be approved by PURCHASER in its sole and uncontrolled discretion. PURCHASER will be responsible for all cost as of this report. This report shall be obtained by PURCHASER prior to Closing. Seller shall make every effort to assist Purchaser in the compilation of data used for this report.


                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS


     Section 4.01. Representations, Warranties and Additional Covenants of SELLER. SELLER represents, warrants, and covenants to and for the benefit of PURCHASER that:

     (a) This Agreement has been duly executed and delivered on its behalf and constitutes the binding and legal obligation of SELLER, and at the Closing Date all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and shall constitute the binding legal obligation of SELLER.

     (b) No suit, action, other proceeding, or claim is, or at and as of the Closing Date shall be, pending, asserted, anticipated, or threatened before any court, arbitrator, or governmental agency seeking to restrain or prohibit or declare illegal, or seeking damages in connection with or related in any manner to, the Properties.

     (c) It has, and will have on and as of the Closing Date, a good and legal right to sell and convey the Properties to PURCHASER and SELLER is in good standing with all government agencies.

     (d) All due and payable taxes and assessments (including applicable penalties and interest based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Properties) have been, and will have been on and as of the Closing Date, paid in full.

     (e) It is not, and at Closing shall not be, obligated to deliver hydrocarbons at some future time without then or thereafter receiving full payment therefore. No person or entity shall have any call upon, option to Purchase or similar rights with respect to any portion of the production from the Properties.

     (f) From the date hereof until the Closing Date, it will not enter into any new agreements or commitments with respect to the Properties, will not incur any obligations or liabilities other than for normal operating expenses with respect to the Properties, will not abandon, or consent to abandonment of, any producing or shut-in well located on the Properties nor release or abandon all or any portion of any of the Properties, will not modify or terminate any of the agreements, licenses, leases, or permits relating to the Properties, and will not encumber, sell or otherwise dispose of the Properties other than personal property which is replaced by equivalent property or consumed in the ordinary course of operation of the Properties.

     (g) To the best of its knowledge, all valid laws, regulations and orders of all governmental entities or persons having jurisdiction over the Properties have been or will have been complied with prior to closing to the satisfaction of Purchaser.

     (h) To the best of its knowledge and belief it has made available to PURCHASER for inspection and copying copies of all contracts and agreements in its possession affecting or pertaining to the Properties.

     (i) Since the date hereof until Closing, SELLER has caused all debts and liabilities of any character incurred in the operation, maintenance, and development of the Properties prior to the Closing Date for such Properties and attributable to the interest of SELLER to be paid. SELLER has caused all rentals, royalties, and other payments payable under the leases, surface leases, and other contracts and agreements forming a part of the Properties to be properly and timely paid.

     Section  4.02.  PURCHASERS'   Representations  and  Warranties.   PURCHASER
represents to and for the benefit of SELLER that:

     (a) The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of PURCHASER.

     (b) This Agreement has been duly executed and delivered on behalf of PURCHASER, and at the Closing all documents and instruments required hereunder to be executed and delivered by PURCHASER shall have been duly executed and delivered.

     Section 4.03. Confidentiality. Until the earlier of the termination of this Agreement according to its terms or the Closing Date, PURCHASER shall maintain confidentiality regarding this Agreement and shall not disclose, other than to its employees, directors, shareholders, affiliates, attorneys, agents, consultants, financial institutions, financial partners, or participants and as required by court order, applicable law or regulations, information regarding the foregoing except with the prior written consent of SELLER, which consent shall not be unreasonably withheld in the event the SELLER and PURCHASER consummate the transaction contemplated herein, the obligations of PURCHASER regarding information contained in this Section shall terminate at the Closing.

     After the Closing Date, SELLER shall maintain confidentiality regarding this Agreement and shall not disclose, other than to its employees, directors, shareholders, affiliates, attorneys, agents, consultants, financial institutions, and as required by court order, applicable law or regulations, or for purposes of the preparation of SELLER's tax returns, information regarding the foregoing except for announcements of the fact of sale and the purchaser thereof (but not specific details on the terms of such sale), or except with the prior written consent of PURCHASER, which consent shall not be unreasonably withheld.

     Section 4.04. Warranties and Representations at Closing. Except or otherwise provided for in Section 8.06, SELLER and PURCHASER represent and warrant for a period from the Closing through the expiration of eighteen (18) calendar months thereafter, that the representations and warranties of the Parties contained in Sections 4.01 and 4.02 were true at and as of the Closing.
ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

     Section 5.01. Conditions Precedent to SELLER's Obligation to Close. SELLER shall be obligated to consummate the sale of the Properties as contemplated hereby at the Closing provided the following conditions precedent shall have been satisfied, or if not satisfied, shall have been waived in writing by
SELLER:

     (a) All representations and warranties of PURCHASER contained in this Agreement shall be true and correct in all material respects as of the Closing.

     (b) PURCHASER in all material respects shall have complied with this Agreement on or prior to the Closing.

     Section 5.02. Conditions Precedent to PURCHASER's Obligation to Close. PURCHASER shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement at the Closing, provided that the following conditions precedent shall have been satisfied, or, if not satisfied, shall have been waived in writing by
PURCHASER:

     (a) All representations and warranties of SELLER contained in this Agreement shall be true and correct in all material respects at and as of the Closing.

     (b) SELLER in all material respects shall have complied with this Agreement on or prior to the Closing.

     (c) The conveyance of the Properties from SELLER to PURCHASER will not violate any laws or agreements applicable to or affecting the Properties; and PURCHASER, upon consummation of the purchase of the Properties will succeed to the interest of SELLER in and to the Properties.

     (d) Since the date hereof there shall have been no material and adverse change in the condition or value of the Properties.

     (e) PURCHASER shall have received sufficient information from SELLER to permit PURCHASER, in the opinion of its auditors and legal counsel, to comply with all reporting and disclosure rules of the SEC and each state.

     (f) PURCHASER's obligations to close under this Agreement shall be contingent upon PURCHASER obtaining financing satisfactory to it in its sole and uncontrolled discretion.

     (g) PURCHASER has approved the Permitted Encumbrances and the economic value of the oil and gas minerals being conveyed herein.

     (h) SELLER has obtained and evidenced same to Purchaser, a release price and terms and conditions of the release from any secured party secured by the oil and gas interests being conveyed herein which shall be satisfactory in its sole and uncontrolled discretion to PURCHASER.

     (i) PURCHASER shall have obtained approval from its Board of Directors or any other authority necessary to consummate this agreement.


                                   ARTICLE VI
                                     CLOSING

     Section 6.01. Closing. The consummation of the purchase and sale of the Properties (the "Closing") shall occur on December 1, 1996 or may be extended by Purchaser for fifteen (15) business days following the satisfaction of all conditions hereto, unless extended as provided in other provisions hereof, (the "Closing Date"), at the offices of PURCHASER, or at such other date or place as may be agreed upon by the Parties. At the Closing, the following shall occur:

     (a) SELLER shall execute, acknowledge, and deliver to PURCHASER three (3) counterpart original Assignments in proper and recordable form.

     (b)  Subject  to  Section  1.02,   PURCHASER  shall  pay  and  deliver,  in
immediately available funds, the Purchase Price for the Properties as set forth in Section 1.03.

     (c) SELLER shall deliver to PURCHASER the originals of all consents to assignment, waivers of preferential rights of purchase, and such other consents and waivers as may be required under any Leases, surface leases, easements, unit agreements, operating agreements, or other contracts or agreements affecting all or any part of the Properties or constituting all or any part of the Properties.

     (d) SELLER shall deliver to PURCHASER evidence satisfactory to PURCHASER's attorneys that all title defects identified by PURCHASER, its attorneys, SELLER, its attorneys or other persons, have been cured, or provision for their cure satisfactory to PURCHASER has been made.

     (e) SELLER shall deliver to PURCHASER the originals of all lease and well files (including Leases) surface leases, documents, agreements, instruments, contracts, unit agreements, data, and information respecting the Properties and/or constituting a part of the Properties which are required to be made available to PURCHASER under other provisions of this Agreement.

     (f) Each SELLER and PURCHASER shall deliver to the other duly executed, acknowledged, sworn, and/or certified originals of the following:

     (i) Consents and resolutions of their respective Boards of Directors, dated as of the Closing Date, authorizing each Party's officers to enter into and consummate this Agreement.

     (ii) A certificate from the corporate secretary of each Party dated as of the Closing Date certifying the authority and signatures of the officers empowered to execute this Agreement and related documents and instruments, and certifying that the articles of incorporation and by-laws attached to such certificates are true and correct and that there exist no amendments thereto except as attached, and certifying this Agreement and related documents and instruments to constitute the binding and legal obligation of such Party.

     (iii) A copy of the articles of incorporation or organization and amendments thereto of each Party certified by the Secretary of State of the State in which each Party is incorporated, on or after the Closing Date.

     (iv) Certificates of existence and good standing from the Secretary of State of each State in which each Party is incorporated, on or after the Closing Date.

     (g) At the Closing, and thereafter as may be necessary, the Parties hereto shall execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their respective obligations under this Agreement. Simultaneously with the consummation of this transaction, SELLER shall put PURCHASER into full possession and enjoyment of the Properties.

     Section 6.02. Letters in Lieu. At the Closing, SELLER and PURCHASER shall each execute and deliver to the other documents necessary or appropriate to effect a change in ownership, including Letters in Lieu of Division orders in a form satisfactory to SELLER and PURCHASER which shall identify the Properties by the appropriate well, lease, tract, or property numbers used by the purchaser of production to identify the Properties, and will cause the same to be delivered to each purchaser of production from the Properties, instructing such purchaser to make all future payments directly to PURCHASER or its designated agent.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.01. Certain Obligations Upon Termination. In the event the purchase and sale is not consummated and/or this Agreement is terminated in accordance with its terms prior to Closing, PURCHASER shall return all books, records, maps, files, papers, and other property in PURCHASER's possession relating to the Properties belonging to SELLER.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.01. Further Assurances. From time to time, (whether at or after the Closing) and without further consideration, the Parties as appropriate, shall execute and deliver or cause to be delivered such further instruments of conveyance, security, assignment and transfer, including but not limited to, assignments, bills of sale, transfer and division orders, mortgages and financing statements and take such other action as may reasonably be requested in order to more effectively or completely convey and secure the Properties.

     Section 8.02. Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by certified mail, Postage Prepaid, addressed to SELLER and to PURCHASER at the addresses set forth above. Any Party may, by written notice so delivered to the others, change the address to which delivery shall thereafter be made.

     Section 8.03. Entire Agreement. This instrument states the entire agreement among the Parties hereto with respect to the subject matter hereof and may be supplemented, altered, amended, modified or revoked by writing only, if signed by all of the Parties.

     Section 8.04. Headings. The title and headings that appear in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     Section 8.05. Exhibits. Wherever a reference to an Exhibit appears in this Agreement, that Exhibit is incorporated by reference as if fully set out herein.

     Section 8.06. Survival. The covenants, indemnities, and obligations of the Parties shall survive the Closing and not be merged in, impaired, or abrogated by the consummation of such Closing or the delivery of any documents or instruments on such Closing.

     Section 8.07. No Third Party Beneficiaries. Nothing in this Agreement shall entitle any party other than PURCHASER and SELLER and their respective successors and assigns to any claim, cause of action, remedy or right of any kind.

     Section 8.08. Governing Law. The law of the State of Texas shall govern this Agreement and all transactions contemplated herein, including any choice of law rules which may require the application of the laws of another state.

     Section 8.09. Partial Invalidity. If one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     Section 8.10. Expense of this Agreement. Unless otherwise specified in this Agreement, each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel, engineers, and accountants) and shall not be entitled to any reimbursement therefor from the other Parties hereto unless such costs and expenses result from a material breach of this Agreement by the other Party.

     Section 8.11. Signatures. The persons signing below, by their execution, represent and warrant that they have full and lawful authority to bind the respective entities on whose behalf they are signing.

     Section 8.12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

     This Agreement when executed amends that certain Letter of Intent dated June 25, 1996, and all addendums thereof.

     EXECUTED as of the 6TH day of November, 1996 but made effective as of the day and year first above mentioned.

                                 SELLER
                                 GARY O. BOLEN, Individually and d/b/a
                                 BADGER OIL COMPANY

                                 BY:/s/Gary S. Barker
                                    Gary S. Barker, Agent and Attorney
                                    in Fact by virtue of Power of Attorney

                                 PHARAOH OIL & GAS, INC.

                                 BY:/s/Gary S. Barker
                                    Gary S. Barker, President

                                 TAYLOR LINK OPERATING CO.

                                 BY:/s/ Gary S. Barker
                                    Gary S. Barker, Vice President

     EXECUTED as of the 6TH day of November, 1996 but made effective as of the day and year first above mentioned.

                                PURCHASER
                                WESTCO PRODUCING COMPANY

                                BY:/s/ Marshall A. Smith, III
                                   Marshall A. Smith, III, President

EXHIBIT 2.2

                     ADDENDUM TO PURCHASE AND SALE AGREEMENT


     This Addendum when executed amends that certain Purchase and Sale Agreement dated November 6, 1996, by and between PHARAOH OIL & GAS, INC., TAYLOR LINK OPERATING CO., and GARY O. BOLEN, Individually and d/b/a BADGER OIL COMPANY, as "Seller" and WESTCO PRODUCING COMPANY, as "Purchaser".

     WHEREAS, Seller has agreed to sell and Purchaser has agreed to buy certain interests in Oil, Gas and Mineral Leases as set forth and described in Exhibit "A" attached to and made a part of the aforementioned agreement, (the "Properties").

     WHEREAS, Seller now desires to retain their interest in certain Oil, Gas and Mineral Leases known as the Hollingsworth, Hollingsworth A, and Hollingsworth D Leases in the Wentz Field located in Pecos County, Texas, (the "Wentz Field Property"). Said interest being valued by Seller as reflected in Exhibit "A-1", attached hereto.

     WHEREAS, Seller and Purchaser have since agreed to forego the closing of the Wentz Field Property until such time as provided for herein and have further agreed to adjust the Purchase Price of the remaining Properties accordingly.

          NOW, THEREFORE, Seller and Purchaser hereby agree as follows:

     1) The  Purchase  Price of  $11,000,000.00  as set out in  Section  1.01 is
amended   to   SEVEN   MILLION   SIX   HUNDRED   FIFTY-FOUR   THOUSAND   DOLLARS
($7,654,000.00), (the "Amended Purchase Price").

     2) The unsecured promissory note in the principal amount of $8,000,000.00, (the "First Note") as set out in Section 1.03(1) is amended to FIVE MILLION NINE HUNDRED THOUSAND DOLLARS ($5,900,000.00) due and payable on or before December 22, 1999, with monthly installments adjusted accordingly and commencing on the 22nd day of January, 1997.

     3) The second promissory note in the principal amount of $2,850,000.00 without interest, (the "Second Note") as set out in Section 1.03(2) is amended to ONE MILLION SIX HUNDRED FOUR THOUSAND DOLLARS ($1,604,000.00)

     without interest due and payable in four (4) installments adjusted as follows:

          a) First installment of $250,000.00 due and payable on or before December 20, 1996.

          b) Second installment of $141,000.00 due and payable on or before January 20, 1997.

          c) Third installment of $281,000.00 due and payable on or before February 10, 1997.

          d) Balance of principal of $932,000.00 due and payable on or before March 31, 1997, unless extended as provided for therein.

          4) On or before December 31, 1996, Purchaser shall reimburse Seller for cost incurred by Seller for the enhancement of the Properties as a requirement of Seller as set out in Section 1.03(2) in an amount mutually acceptable by the Parties and not to exceed $30,000.00.

          5) The effective date of the transfer and conveyance of title of the 1st day of December, 1996 as set out in Section 1.04, is amended to 11:59 p.m. local time the 30th day of November, 1996, (the "Effective Date").

          FURTHER, it is agreed that on or before March 1, 1997, Seller shall replace the Wentz Field Property with property of equal value now owned or to be owned by Seller, (the "Substitute Property"). Said value to be determined by Purchaser and acceptable to Purchaser upon evaluation and preparation of a third party reserve report prepared by Ryder Scott.

         It is further agreed that, upon mutual agreement by the Parties:

          1) The Parties will proceed with the closing on the Wentz Field Property, at a purchase price equal to the amount of the reduction of the original Purchase Price of said Purchase and Sale Agreement of THREE MILLION THREE HUNDRED FORTY-SIX THOUSAND DOLLARS ($3,346,000.00)to be reduced by the net revenue received by Seller from the sale of oil for the interim period beginning December 1, 1996 until the effective date of closing, (the "Wentz Field Purchase Price"), payment to be made subject to terms and conditions acceptable to Purchaser;

          2) The closing on the Wentz Field Property will be postponed to allow for sufficient evaluation of the Substitute Property by Purchaser; or,

          3) The Purchaser will release Seller from its obligation to close on the Wentz Field Property or the Substitute Property.

     EXECUTED on this the 5th day of December, 1996, but made effective as of the 30th day of November, 1996.

                       SELLER

                       GARY O. BOLEN, Individually and d/b/a BADGER OIL COMPANY

                       BY:/s/Gary S. Barker
                          Gary S. Barker, Agent and Attorney
                          in Fact by virtue of Power of Attorney

                      PHARAOH OIL & GAS, INC.

                      BY:/s/Gary S. Barker
                         Gary S. Barker, President


                      TAYLOR LINK OPERATING CO.

                      BY:/s/Gary S, Barker
                         Gary S. Barker, Vice President




          EXECUTED on this the day of December, 1996, but made effective as of the 30th day of November, 1996.


                      PURCHASER

                      WESTCO PRODUCING COMPANY


                      BY:/s/Marshall A. Smith, III
                         Marshall A. Smith, III, President

EXHIBIT 2.3

                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT is hereby entered into and made effective on this 30th day of November, 1996, by and between:

     GARY O. BOLEN, Individually and d/b/a BADGER OIL COMPANY,

     a resident of the full age of  majority of the County of Lubbock,  State of
Texas,   appearing  herein  by  and  through  Gary  S.  Barker,  his  agent  and attorney-in-fact,

                            PHARAOH OIL & GAS, INC.,

     a Texas business corporation appearing herein through Gary S. Barker, its duly authorized President,

                           TAYLOR LINK OPERATING CO.,

     a Texas business corporation appearing herein through Gary S. Barker, its duly authorized Vice President,

     hereinafter collectively referred to as "Sellers", and

                            WESTCO PRODUCING COMPANY,

     a Texas business corporation appearing herein through Marshall A. Smith, III, its duly authorized President, hereinafter referred to as "WestCo", and

                            GULFWEST PERMIAN COMPANY,

     a Texas business corporation appearing herein through Marshall A. Smith, III, its duly authorized President, hereinafter referred to as "Purchaser",


who declared that:

     WHEREAS, Sellers entered into that Purchase and Sale Agreement dated November 6, 1996 and amended by that Addendum to Purchase Agreement effective
November 30, 1996 (collectively referred to as the "Purchase and Sale Agreement") wherein Sellers agreed to assign Oil and Gas Leases to WestCo; and

WHEREAS, WestCo has agreed to assign all of its rights, title, and interest in and to the Purchase and Sale Agreement to Purchaser and Purchaser does hereby agree to purchase from Sellers said Oil and Gas Leases:

     NOW,   THEREFORE,   the  receipt  and   sufficiency   of  which  is  hereby
acknowledged, the parties hereto do hereby agree as follows:

          1. WestCo assigns all of its rights, title, and interest in and to the Purchase and Sale Agreement unto Purchaser;

          2. Purchaser agrees to be bound by all of the terms and conditions of the Purchase and Sale Agreement;

          3. Sellers hereby consent to the assignment of the Purchase and Sale Agreement to Purchaser ;

          4. All of the parties hereto agree that in all other respects, the covenants, representations, warranties, indemnities, obligations, terms, and conditions of the Purchase and Sale Agreement shall remain in full force and effect.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

     THUS DONE AND SIGNED this the 5th day of December, 1996 but made effective as of the date first above written, after reading of the whole.


                                      GARY O. BOLEN, individually and d/b/a
                                      BADGER OIL COMPANY


                                      BY:/s/Gary S. Barker
                                         Gary S. Barker, Agent and
                                         Attorney-in-Fact


                                      PHARAOH OIL & GAS,  INC.


                                      BY:/s/Gary S. Barker
                                         Gary S. Barker, President


                                     TAYLOR LINK OPERATING CO.


                                      BY:/s/Gary S. Barker
                                         Gary S. Barker, Vice President

                                     WESTCO PRODUCING COMPANY


                                     BY:/s/ Marshall A. Smith, III
                                        Marshall A. Smith, III, President



                                     GULFWEST PERMIAN COMPANY


                                     BY:/s/Marshall A. Smith, III
                                        Marshall A. Smith, III, President

EXHIBIT 2.4

                          ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS

                         KNOW ALL MEN BY THESE PRESENTS

COUNTY OF PECOS

     This Assignment and Bill of Sale is entered into this 5th day of December, 1996, by and between PHARAOH OIL & GAS, INC. and TAYLOR LINK OPERATING CO.,
Texas corporations, with offices at 1801 West Texas Avenue, Midland, Texas 79701, and GARY O. BOLEN, Individually and d/b/a BADGER OIL COMPANY, with offices at 1801 West Texas Avenue, Midland, Texas 79701, herein referred to as "Assignor", and GULFWEST PERMIAN COMPANY, a Texas corporation, with offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, herein referred to as "Assignee".

     For an adequate consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, assign and convey, with warranty of title and special warranty covenants and subject to the terms and conditions contained herein, unto Assignee all of Assignor's right, title and interest in the Oil and Gas Leases and the wells thereon, said leases described on Exhibit "A" attached hereto and incorporated herein by this reference for all purposes, together with all of Assignor's interest in all personal property and equipment, to include but not limited to wellbores, casing, tubing, all surface equipment, tank batteries, buildings, storage yard, etc. located on, used or obtained in connection with said leases and lands and operations thereof as follows: SAVE AND EXCEPT any and all overriding royalty interest now owned by Assignor for which Assignor reserves unto itself, its heirs, successors and assigns.



                            SEE ATTACHED EXHIBIT "A"

      The interests assigned herein are conveyed subject to the following:

     1. The terms and provisions of said leases and any and all intervening assignments thereof.

     2. All federal, state and local laws, rules. orders and regulation which may govern or apply to the acquisition, ownership, operation or transfer of said leases, or any portion thereof, and

     3. It is the intent of the Assignor hereunder to assign all of its right, title and interest in and to the leases described in Exhibit "A" attached hereto, including, but not limited to the interests in the leasehold described therein as to those depths held of record by Assignor as of the effective date of this assignment.

     4. Assignor shall be responsible for all ad valorem taxes, real property taxes, personal property taxes, production severance taxes, and similar obligations arising from and incurred during the operations and ownership of Assignor. With respect to the year 1996, ad valorem taxes have been prorated accordingly between the parties. Assignor shall be solely responsible for the payment of same to the appropriate taxing authority for the year 1996 and Assignee shall be solely responsible for all subsequent years.

     5. Assignor saves and excepts herefrom any and all sums, adjustments of production, and proceeds owed Assignor accruing by virtue of production sold from the Lease(s) and the Lands prior to the Effective date of this Assignment, and any and all payments owed Assignor under any other agreements, as set out below, to which this Assignment is made subject. Assignor and Assignee agree that production in the tanks as of the effective date hereof is hereby assigned and conveyed to Assignee.

     6. Assignee expressly agrees to fully protect, defend, indemnify and hold harmless Assignor, its employees and agents, successors and assigns from and against each and every claim, demand, action, cause of action, or lawsuit, and any liability, cost, expense, damage, or loss, including court costs and attorney's fees, and including claims based upon theories of negligence, gross negligence or willful misconduct (collectively, "Claims") arising from or relating to, directly or indirectly, Assignee's operation or ownership of the Property after the Effective Date.

     7. Assignor expressly agrees to fully protect, defend, indemnify and hold harmless Assignee, its employees and agents, successors and assigns from and against each and every claim, demand, action, cause of action, or lawsuit, and any liability, cost, expense, damage, or loss, including court costs and attorney's fees, and including claims based upon theories of negligence, gross negligence or willful misconduct (collectively, "Claims") arising from or relating to, directly or indirectly, Assignor's operation or ownership of the Property prior to the Effective Date.

     8. This Assignment and Bill of Sale of the personal property and equipment is made on an "AS IS, WHERE IS" basis without any warranty, except to the special warranties, covenants, representations expressly agreed to by Assignor and Assignee in that certain Purchase and Sale Agreement dated November 6, 1996, and all subsequent addendums thereof; and, ASSIGNOR MAKES NO WARRANTIES OR REPRESENTATIONS EXPRESS OR IMPLIED WITH RESPECT TO 1) ORIGIN, QUANTITY, QUALITY, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, SAFETY OF EQUIPMENT, AND 2) THE QUANTITY, VALUE OR EXISTENCE OF RESERVES OF OIL, GAS OR OTHER MINERALS PRODUCIBLE OR RECOVERABLE FROM THE LANDS, OR CONDITION OF THE LANDS AND RELATED FIXTURES AND IMPROVEMENTS. FURTHER, except as provided for herein, the title to the interest in and to the oil and gas leases and the wells thereon described in Exhibit "A" is conveyed herein by Assignor, its heirs, successors and assigns with special warranties, covenants and indemnities expressly agreed to in the hereinabove described Purchase and Sale Agreement, unto Assignee, its successors and assigns, against all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under it, but not otherwise.

     All descriptions set forth herein and all information heretofore or hereafter furnished to Assignee by Assignor concerning any or all of the leases, lands, wells, contracts and/or personal property and the operation thereof, have been and shall be furnished solely for Assignee's convenience and have not constituted and shall not constitute a representative or warranty of any kind by Assignor, and any reliance thereupon by Assignee shall be at Assignee's sole risk and liability.

     This Assignment shall be binding upon and inure to the benefits of Assignor, Assignee and their respective heirs, successors and assigns.

     This Assignment and Bill of Sale is dated this 5th day of December, 1996, but shall be effective as of 11:59 p.m. local time, the 30th day of November, 1996.

                                     ASSIGNOR


                                     GARY O. BOLEN, Individually and d/b/a
                                     BADGER OIL COMPANY


                                     By:/s/Gary S. Barker
                                        Gary S. Barker, Agent and Attorney in
                                        Fact by virtue of Power of Attorney


                                     PHARAOH OIL & GAS, INC.


                                     BY:/s/Gary S. Barker
                                        Gary S. Barker, President


                                     TAYLOR LINK OPERATING CO.


                                      BY:/s/ Gary S. Barker
                                         Gary S. Barker, Vice President


                                      ASSIGNEE:

                                      GULFWEST PERMIAN COMPANY


                                      BY:/s/Marshall A. Smith, III
                                         Marshall A. Smith, III, President

EXHIBIT 4.1

                                    TERM NOTE

Dallas, Texas                   December 5, 1996                 $5,900,000.00

     For value received, GULFWEST PERMIAN COMPANY, a Texas corporation (hereinafter called "Maker", whether one or more, and jointly and severally, if more than one) promises to pay to the order of Pharaoh Oil & Gas, Inc. (hereinafter called "Assignor") at its offices at 1801 West Texas Avenue, Midland, Midland County, Texas 79701, in lawful money of the United States of America, the sum of FIVE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,900,000.00), together with interest thereon from the date hereof until maturity at a variable rate of interest per annum ("Variable Rate") equal to Prime Rate of the Texas Commerce Bank National Association of Midland, Texas
(Bank), as hereinafter defined, plus one and one-half percentage points (1.5%) per annum, but in no event to exceed the Highest Lawful Rate, as hereinafter defined, with adjustments in the Variable Rate to be made on the same date as any change in the Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate.

     Notwithstanding the foregoing, if at any time the Variable Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Highest Lawful Rate. but any subsequent reductions in such Variable Rate shall not reduce the rate of interest to accrue on this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Variable Rate had at all times been in effect.

     If at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Variable Rate had at all times been in effect, then Maker agrees to pay to Assignor, to the extent permitted by law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on this Note if the Highest Lawful Rate had at all times been in effect, or (ii) the amount of interest which would have accrued if the Variable Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Note.

     The term "Prime Rate" shall mean the rate as determined from time to time by the Bank as being its prime rate, and thereafter entered in the minutes of the Bank's Loan and Discount Committee. Without notice to the Maker or any other person, the Prime Rate shall change automatically from time to time as and in the amount by which the prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     The term "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, collected or received by the Bank in connection with this Note under laws applicable to the Bank which are presently in effect, or to the extent allowed by law, under applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     All past due principal and interest on this Note shall bear interest from the maturity thereof until paid, at the Highest Lawful Rate. Unless otherwise specified below, interest and fees shall be computed on a monthly basis of a month of 30 days and on a per annum basis of 360 days and for the actual number of days elapsed (including the first but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on a monthly basis of the actual number of days in each month and on a per annum basis of a year of 365 or 366 days, as the case may be.

     This Note shall be due and payable in thirty-six (36) monthly installments with the first thirty-five (35) due and payable on or before the 22nd day of each and every month, beginning on January 22, 1997, and one final installment of the entire unpaid balance of principal and accrued interest due on or before December 22, 1999 unless extended as hereinafter set forth.

     (1) The first (1st) through and including the thirty-fifth (35th) monthly installments shall each be in the amount of $49,249.05, plus accrued interest; and

     (2) The thirty-sixth (36th) and final installment shall be in the amount of the unpaid balance of principal plus accrued and unpaid interest, and shall be due and payable on or before December 22, 1999 unless otherwise extended.

     The payment provisions of this Note are made subject to the rights, terms and conditions set forth in the Purchase and Sale Agreement dated November 6, 1996 and addendum between WestCo and Pharaoh whereby it was mutually agreed that all rights have been assigned to the Maker of this Note.

     If any installment or payment of principal or interest of this Term Note is not paid when due; or if Maker or any drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note shall become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure, or remedy supplementary to or in enforcement of judgment shall be restored to or commenced against Maker or any other liable party, or with respect to any property of any of them; or it any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker or any other liable party; or any other liable party (if other than a natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Assignor; thereupon at the option of Assignor, the principal balance and accrued interest of this Note shall become and be due and payable forthwith without presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party.

     If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection. or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization. arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Assignor its collection costs, including a reasonable amount (which is agreed to be an additional amount equal to ten (10%) percent of the unpaid principal and interest hereof) for attorney's fees, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

     It is the intention of Maker and Assignor to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (I) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of nonusurious interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker); and (ii) in the event that maturity of this
Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of nonusurious interest allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker).

     The principal of this Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty, provided, however, there shall be no interest past due under the terms of this Note on the date(s) of such prepayment.

     This Note shall be non-transferable, non-assignable and non-negotiable.

     All payments hereunder, whether designated as payment of principal or interest, shall be applied first to the payment of interest, and second to the reduction of principal.

     This Note shall be construed under and governed by the laws of the State of Texas.

     Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in affect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

     Maker warrants and represents to Assignor, and to all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.



                         GULFWEST PERMIAN COMPANY


                         BY:/s/Marshall A. Smith, III
                            Marshall A. Smith, III, President

EXHIBIT 4.2

                                    TERM NOTE

Dallas, Texas                    December 5, 1996               $1,604,000.00

     For value received, GULFWEST PERMIAN COMPANY, a Texas corporation (hereinafter called "Maker", whether one or more, and jointly and severally, if more than one) promises to pay to the order of Pharaoh Oil & Gas, Inc. (hereinafter called "Assignor") at its offices at 1801 West Texas Avenue, Midland, Midland County, Texas 79701, in lawful money of the United States of America, the sum of ONE MILLION SIX HUNDRED FOUR THOUSAND AND NO/100 DOLLARS ($1,604,000.00) principal only, due and payable in four (4) installments as follows:

     1) The First (1st) installment of $250,000.00 shall be due and payable on December 20, 1996.

     2) The Second (2nd) installment of $141,000.00 shall be due and payable January 20, 1997.

     3) The Third (3rd) installment of $281,000.00 shall be due and payable on February 10, 1997.

     4) The Fourth (4th) and Final installment of $932,000.00 shall be due and payable on March 31, 1997, unless otherwise extended.

     The payment provisions of this Note are made subject to the rights, terms and conditions set forth in the Purchase and Sale Agreement dated November 6, 1996 and addendum between WestCo and Pharaoh whereby it was mutually agreed that all rights have been assigned to the Maker of this Note.

     If any installment or payment of principal of this Term Note is not paid when due; or if Maker or any drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note shall become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure, or remedy supplementary to or in enforcement of judgment shall be restored to or commenced against Maker or any other liable party, or with respect to any property of any of them; or it any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker or any other liable party; or any other liable party (if other than a natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Assignor; thereupon at the option of Assignor, the principal balance of this Note shall become and be due and payable forthwith without presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party.

     If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection. or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization. arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Assignor its collection costs, including a reasonable amount (which is agreed to be an additional amount equal to ten (10%) percent of the unpaid principal hereof) for attorney's fees, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

     The principal of this Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty.

     This Note shall be non-transferable, non-assignable and non-negotiable.

     This Note shall be construed under and governed by the laws of the State of Texas.

     Maker warrants and represents to Assignor, and to all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.



                                 GULFWEST PERMIAN COMPANY


                                 BY:/s/ Marshall A. Smith, III
                                    Marshall A. Smith, III, President